Exhibit 2.2

AMENDMENT NO. 1 TO
SEPARATION AND DISTRIBUTION AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of December 15, 2015, to that certain Separation and Distribution Agreement, dated as of November 3, 2015 (the “Agreement”), is entered into by and among Archrock, Inc., a Delaware corporation formerly named Exterran Holdings, Inc. (“RemainCo”), Exterran General Holdings LLC, a Delaware limited liability company (“General Holdings”), Exterran Energy Solutions, L.P., a Delaware limited partnership (“EESLP”), Exterran Corporation, a Delaware corporation (“SpinCo”), AROC Corp., a Delaware corporation (“Controlled”), EESLP LP LLC, a Delaware limited liability company (“EESLP LP”), AROC Services GP LLC, a Delaware limited liability company (“Controlled GP”), AROC Services LP LLC, a Delaware limited liability company (“Controlled LP”), and Archrock Services, L.P., a Delaware limited partnership (“OpCo”). RemainCo, General Holdings, EESLP, SpinCo, Controlled, EESLP LP, Controlled GP, Controlled LP and OpCo are each referred to herein as a “Party,” and collectively as, the “Parties.” Defined terms used but not defined herein have the meaning given to them in the Agreement.
WHEREAS, the Parties desire to amend the Agreement in accordance with Section 11.15 thereof as set forth herein.
NOW THEREFORE, in consideration of the premises of this Amendment and the agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:
1.Certain Non-Competition Provisions. Section 9.3(a) of the Agreement is hereby amended and restated in its entirety as follows:
(a)    As an essential consideration for the obligations of the other Parties under this Agreement, including obligations in connection with the transactions contemplated in the Restructuring Steps Memorandum, and in contemplation of the consummation of the Internal Distribution and the External Distribution, each of RemainCo and SpinCo hereby agrees that, from the date hereof until the third anniversary of the Distribution Date (the “Non-Compete Period”), such party shall not, and it shall cause each other member of its respective Group not to, engage in any Prohibited Business. “Prohibited Business” means (i) with respect to any member of the RemainCo Group, the “contract operations” business conducted outside of the United States, the “aftermarket services” business conducted outside of the United States and the “product sales” business conducted inside or outside of the United States (as such terms are described in the Information Statement) and (ii) with respect to any member of the SpinCo Group, (A) the use of natural gas compression equipment and crude oil and natural gas production and processing equipment to provide operations services to customers in the United States and (B) the sale of parts and components, and the provision of operations, maintenance, overhaul and reconfiguration services, to customers with respect to compression, production, processing, treating and other equipment located in the United States; provided, however, that for purposes of determining whether a party may be deemed to have engaged in a Prohibited Business as a result of the sale of parts, the ultimate destination of such parts, to the parties’ knowledge after normal course inquiry, shall prevail in determining whether such business was conducted within or outside of the United States; provided, further, that nothing in this Section 9.3(a) shall prohibit (q) either SpinCo or RemainCo from selling as scrap any inventory held by such Party, (r) SpinCo from selling any parts purchased from RemainCo, (s) SpinCo from selling any engines, compressors, coolers or control panels owned as of the Effective Time, (t) SpinCo from providing services to customers in the United States relating to the processing and treating of water, (u) SpinCo from providing make-ready services or installation, commissioning or warranty services in connection with the permitted provision of aftermarket services in the United States pursuant to clause (x)(1) below, (v) SpinCo from providing installation, start-up, commissioning and warranty services on the products manufactured or sold by SpinCo, (w) RemainCo from manufacturing, holding or selling generator sets, (x)(1) SpinCo from providing aftermarket services on production equipment or equipment of the type manufactured or sold by Belleli Energy B.V. or its Subsidiaries or (2) RemainCo from providing aftermarket services on production equipment owned by RemainCo or located on a site where RemainCo provides compression services that are not otherwise prohibited by the terms of this Section 9.3(a), (y) RemainCo or SpinCo, as the case may be, from selling used equipment (including any overhauls to such used equipment) to Affiliates or third parties, whether located within or outside of the United States, (z) RemainCo from selling turbochargers or components of turbochargers outside of the United States in conjunction with its turbocharger remanufacturing business inside the United States (provided that, for the purposes of clarity, any components sold pursuant to this exception shall only be for use on a turbocharger and shall not be of the type typically sold in the “aftermarket services” business conducted by SpinCo outside the United States (as such term is described in the Information Statement) or (aa) RemainCo or SpinCo, as the case may be, from engaging in a merger, acquisition, consolidation or other business combination with another Person (the “Transaction Counterparty”) that results in RemainCo or SpinCo, as the case may be, engaging (through the entity surviving a merger or one or more subsidiaries thereof) in a Prohibited Business, so long as the Prohibited Business represents less than (1) 20% of the Transaction Counterparty’s consolidated Gross Margin as reflected in such Transaction Counterparty’s most recent available annual financial statements (which financial statements shall be audited, if available) at the time the definitive agreement for the transaction is signed and (2) 10% of the consolidated Gross Margin of RemainCo, SpinCo or such surviving entity, as the case may be, on a pro forma basis, based on such financial statements and the most recent available annual financial statements (which financial statements shall be audited, if available) of RemainCo, SpinCo or such surviving entity, as the case may be. “Gross Margin” means total revenue less cost of sales (excluding depreciation and amortization expense). In furtherance of the foregoing, the Parties agree to retest the requirements set forth in (aa)(2) above with respect to the financial statements for the most recent annual period (which financial statements shall be audited, if available) each year during the Non-Compete Period on each anniversary of the date of signing a definitive agreement with respect to the applicable merger, acquisition, consolidation or other business combination. In the event that a merger, acquisition, consolidation or other business combination fails to satisfy (aa)(1) or (2) above at the time of such transaction or, with respect to (aa)(2), at any time such requirement is retested with respect to such transaction, the parties to such transaction shall have a period of 365 days to cure (by divestiture or otherwise, including, for the avoidance of doubt, in the event that such 365-day cure period extends beyond the expiration of the Non-Compete Period) such failure before the parties are deemed to be in breach of this Section 9.03(a). If the parties to such transaction fail to cure the breach within such 365-day cure period (by divestiture or otherwise, including, for the avoidance of doubt, in the event that such 365-day cure period extends beyond the expiration of the Non-Compete Period), then the Parties agree to cause the entity surviving the merger (or the applicable subsidiary thereof) to divest of the Prohibited Business as soon as reasonably practicable.
2.Governing Law. This Amendment shall be governed by and construed and interpreted in accordance with the Laws of the State of Texas, irrespective of the choice of laws principles of the State of Texas, including all matters of validity, construction, effect, enforceability, performance and remedies.
1.    Counterpart Execution. This Amendment may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument. Any signature delivered by a Party by facsimile transmission or electronically shall be deemed an original signature.
2.    Integration with Agreement. This Amendment shall be and hereby is incorporated into and forms a part of the Agreement. Except as expressly provided herein, all terms and conditions of the Agreement shall remain in full force and effect.
[signature page follows]

IN WITNESS WHEREOF, each of the Parties has duly executed this Amendment as of the date first written above.
ARCHROCK, INC.

/s/ D. BRADLEY CHILDERS
D. Bradley Childers
President and Chief Executive Officer

AROC CORP.

/s/ D. BRADLEY CHILDERS
D. Bradley Childers
President and Chief Executive Officer

EXTERRAN CORPORATION

/s/ ANDREW J. WAY
Andrew J. Way
President and Chief Executive Officer

EXTERRAN GENERAL HOLDINGS LLC

/s/ JON C. BIRO
Jon C. Biro
Senior Vice President and Chief
Financial Officer

[Signature Page to Amendment No. 1 to
Separation and Distribution Agreement]

EXTERRAN ENERGY SOLUTIONS, L.P.
By:     Exterran General Holdings LLC,
its general partner

/s/ JON C. BIRO
Jon C. Biro
Senior Vice President and Chief
Financial Officer

EESLP LP LLC

/s/ JON C. BIRO
Jon C. Biro
Senior Vice President and Chief
Financial Officer

AROC SERVICES GP LLC

/s/ D. BRADLEY CHILDERS
D. Bradley Childers
President and Chief Executive Officer

AROC SERVICES LP LLC

/s/ D. BRADLEY CHILDERS
D. Bradley Childers
President and Chief Executive Officer

ARCHROCK SERVICES, L.P.
By:     AROC Services GP LLC,
its general partner

/s/ D. BRADLEY CHILDERS
D. Bradley Childers
President and Chief Executive Officer

[Signature Page to Amendment No. 1 to
Separation and Distribution Agreement]